Exhibit 99.1

WYNDHAM HOTELS & RESORTS REPORTS STRONG FOURTH QUARTER RESULTS WITH RECORD OPENINGS, RETENTION AND SYSTEM GROWTH

Increases Quarterly Dividend by 9%
Reiterates Full-Year 2024 Outlook
PARSIPPANY, N.J., February 14, 2024 - Wyndham Hotels & Resorts (NYSE: WH) today announced results for the three months and year ended December 31, 2023. Highlights include:
•System-wide rooms grew organically by 3.5% year-over-year, a record high.
•Opened a record 66,000 organic rooms, representing a year-over-year increase of 3%.
•Global retention rate - including all terminations - improved another 30 basis points to a record 95.6%.
•Development pipeline grew 1% sequentially and by 10% year-over-year to a record 240,000 rooms.
•Grew ECHO Suites pipeline nearly 60% year-over-year with 98 new contract signings.
•Signed 766 contracts for legacy brands, an increase of 8% year-over-year.
•Fourth quarter diluted earnings per share of $0.60 and net income of $50 million; adjusted diluted EPS of $0.91, adjusted net income of $75 million and adjusted EBITDA of $154 million.
•Full-year 2023 diluted EPS of $3.41 and net income of $289 million; adjusted diluted EPS of $4.01, adjusted net income of $341 million and adjusted EBITDA of $659 million.
•Net cash provided by operating activities of $376 million and free cash flow of $339 million for the full-year.
•Returned $515 million to shareholders for the full-year through $397 million of share repurchases and quarterly cash dividends of $0.35 per share.
•Board of Directors recently authorized a 9% increase in the quarterly cash dividend to $0.38 per share beginning with the dividend expected to be declared in first quarter 2024.
“We are tremendously proud to report fourth quarter results that demonstrate the continued success of our global strategy and our accelerating momentum,” said Geoff Ballotti, president and chief executive officer. “Despite the distraction, uncertainty and misperceptions caused by Choice and their slanted and constant communications to our franchisee base, room openings accelerated and our global development pipeline grew by 10% to an all-time high of 240,000 rooms. Our team opened 27% more rooms than last year in the fourth quarter and we welcomed 500 new hotels to our system in 2023. This, when combined with our improving franchisee engagement and record retention rate, drove the best organic system growth we’ve ever achieved.

We grew comparable adjusted EBITDA by 6% and returned over half a billion dollars to our shareholders through dividends and share repurchases. We are confident in the continued effectiveness of our growth strategy and see exceptional value-creation opportunities in the years ahead.”
System Size and Development

	Rooms
	December 31, 2023	December 31, 2022	YOY Change (bps)
United States	497,600	493,800	80
International	374,200	348,700	730
Global	871,800	842,500	350
The Company's global system grew 3.5%, marking 12 consecutive quarters of organic growth and reflecting 1% growth in the U.S. and 7% internationally. As expected, these increases included strong growth in both the higher RevPAR midscale and above segments in the U.S. and the direct franchising business in China, which grew 3% and 13%, respectively. The Company also increased its retention rate, which includes all terminations, by another 30 basis points year-over-year, ending the year at a record 95.6%.
On December 31, 2023, the Company's global development pipeline consisted of over 1,950 hotels and approximately 240,000 rooms, representing another record-high level and a 10% year-over-year increase. Key highlights include:
•14th consecutive quarter of sequential pipeline growth
•8% growth in the U.S. and 11% internationally
•Approximately 70% of the pipeline is in the midscale and above segments, which grew 6% year-over-year
•Approximately 58% of the pipeline is international
•Approximately 79% of the pipeline is new construction, of which approximately 34% has broken ground
•The Company awarded 766 new contracts for its legacy brands in full-year 2023, an increase of 8% compared to full-year 2022. Additionally, the Company awarded 98 additional new contracts for its ECHO Suites brand and, as of December 31, 2023, the Company had awarded 268 contracts, or over 33,000 rooms, for the brand.

RevPAR

	Fourth Quarter 2023	YOY Constant Currency % Change	Full-Year 2023	YOY Constant Currency % Change
United States	$44.06	(4%)	$50.42	(1%)
International	32.12	7	33.21	21
Global	38.90	(1)	43.10	5
Fourth quarter global RevPAR declined 1% in constant currency compared to 2022 reflecting a 4% decline in the U.S. and growth of 7% internationally. For the full year, global RevPAR grew 5% in constant currency compared to 2022 reflecting a 1% decline in the U.S. and growth of 21% internationally.
The Company had achieved record-breaking RevPAR in the U.S. during the preceding year due to COVID-impacted travel patterns. Comparing to 2019 to neutralize for COVID-impacted travel patterns, U.S. RevPAR grew 10% in fourth quarter - a 120 basis point acceleration from third quarter 2023 growth - and 9% for the full year. Internationally, year-over-year RevPAR growth for both the fourth quarter and the full-year was primarily driven by higher occupancy levels. Compared to 2019, international RevPAR grew in fourth quarter and full-year by 44% and 36%, respectively, on a constant-currency basis.
Operating Results
Fourth Quarter
•Fee-related and other revenues was $320 million compared to $310 million in fourth quarter 2022 reflecting global net room growth as well as higher license and ancillary fees.
•The Company generated net income of $50 million compared to $56 million in fourth quarter 2022. The decrease was reflective of a higher effective tax rate, higher interest expense, foreign currency impact from hyper-inflation in Argentina and transaction-related expenses resulting from the unsolicited offer by Choice Hotels, partially offset by higher adjusted EBITDA.
•Adjusted EBITDA grew 22% to $154 million from $126 million. This increase included a $21 million favorable impact from marketing fund variability, excluding which adjusted EBITDA grew 6% primarily reflecting higher fee-related and other revenues.
•Diluted earnings per share was $0.60 compared to $0.63 in fourth quarter 2022. This decrease reflects lower net income, partially offset by the benefit of a lower share count due to share repurchase activity.
•Adjusted diluted EPS grew 26% to $0.91 per share from $0.72 per share. This increase included $0.19 per share related to the favorable marketing fund variability (after estimated taxes), excluding which adjusted diluted EPS was unchanged year-over-year as adjusted EBITDA growth and the benefit from share repurchase activity was substantially offset by higher interest expense.
•During fourth quarter 2023, the Company’s marketing fund revenues exceeded expenses by $9 million; while in fourth quarter 2022, the Company’s marketing fund expenses exceeded revenues by $12 million, resulting in $21 million of marketing fund variability.

Full Year

•Fee-related and other revenues was $1,384 million compared to $1,354 million in full-year 2022, which included $50 million from the Company’s select service management business and owned hotels, which were exited in 2022. On a comparable basis, fee-related and other revenues increased 6% year-over-year primarily reflecting global RevPAR and net room growth, higher license and ancillary fees and pass-through revenues associated with the Company’s global franchisee conference in September, which was held for the first time since 2019.
•The Company generated net income of $289 million compared to $355 million in full-year 2022, which included $37 million from the select-service managed and owned hotels. The decrease was reflective of a higher effective tax rate, higher interest expense, foreign currency impact from hyper-inflation in Argentina and transaction-related expenses resulting from the unsolicited offer by Choice Hotels, partially offset by higher adjusted EBITDA.
•Adjusted EBITDA was $659 million compared to $650 million in full-year 2022, which included $18 million from the select-service managed and owned hotels. The growth in adjusted EBITDA was further impacted by $11 million of unfavorable marketing fund variability. On a comparable basis, adjusted EBITDA increased 6% reflecting higher fee-related and other revenues.
•Diluted earnings per share was $3.41 compared to $3.91 in full-year 2022, which included $0.40 per share from the select-service managed and owned hotels. This decrease reflects the lower net income, partially offset by the benefit of a lower share count due to share repurchase activity.
•Adjusted diluted EPS was $4.01 per share compared to $3.96 per share in full-year 2022, which included $0.15 per share from the select-service managed and owned hotels. This growth in adjusted diluted EPS was further impacted by $0.09 per share (after estimated taxes) of unfavorable marketing fund variability. On a comparable basis, adjusted diluted EPS increased 8% year-over-year reflecting the adjusted EBITDA growth and the benefit from share repurchase activity, partially offset by higher interest expense.
•During full-year 2023, the Company’s marketing fund revenues exceeded expenses by $9 million; while in 2022, the Company’s marketing fund revenues exceeded expenses by $20 million, resulting in $11 million of marketing fund variability.
Full reconciliations of GAAP results to the Company's non-GAAP adjusted measures for all reported periods appear in the tables to this press release.
Balance Sheet and Liquidity
The Company generated $376 million of net cash provided by operating activities and free cash flow of $339 million in the full-year 2023. The Company ended the quarter with a cash balance of $66 million and approximately $650 million in total liquidity.
The Company’s net debt leverage ratio was 3.2 times at December 31, 2023, within the lower half of the Company’s 3 to 4 times stated target range.

Share Repurchases and Dividends
During the fourth quarter, the Company repurchased approximately 1.7 million shares of its common stock for $127 million. For the full-year 2023, the Company repurchased approximately 5.5 million shares of its common stock for $397 million, at an average price of $72.25, 8% lower than trading levels as of February 13th.
The Company paid common stock dividends of $28 million, or $0.35 per share, in the fourth quarter of 2023 for a total of $118 million, or $1.40 per share, for the full-year 2023.
For the full-year 2023, the Company returned $515 million to shareholders through share repurchases and quarterly cash dividends.
The Company's Board of Directors authorized a 9% increase in the quarterly cash dividend to $0.38 per share, beginning with the dividend expected to be declared in first quarter 2024.
Full-Year 2024 Outlook
The Company provided the following outlook for full-year 2024:

2024 Outlook
Year-over-year rooms growth	3 - 4%
Year-over-year global RevPAR growth	2 - 3%
Fee-related and other revenues	$1.43 - $1.46 billion
Adjusted EBITDA	$690 - $700 million
Adjusted net income	$341 - $351 million
Adjusted diluted EPS	$4.11 - $4.23
Free cash flow conversion rate	~60%

NOTE:    Outlook for adjusted EBITDA, adjusted net income, adjusted diluted EPS and free cash flow conversion rate excludes all expenses and cash outlays associated with the unsolicited offer by Choice Hotels, which are currently anticipated to approximate $75 million before taxes.
Year-over-year growth rates for adjusted EBITDA, adjusted net income and adjusted diluted EPS are not comparable due to full-year 2023 marketing fund revenues exceeding expenses by $9 million, which substantially completed the recovery of the $49 million support the Company provided to its owners during COVID. The Company expects marketing revenues to equal expenses during full-year 2024 though seasonality of spend will affect the quarterly comparisons throughout the year.
More detailed projections are available in Table 8 of this press release. The Company is providing certain financial metrics only on a non-GAAP basis because, without unreasonable efforts, it is unable to predict with reasonable certainty the occurrence or amount of all of the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.

Conference Call Information
Wyndham Hotels will hold a conference call with investors to discuss the Company’s results and outlook on Thursday, February 15, 2024 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at https://investor.wyndhamhotels.com. The conference call may also be accessed by dialing 800 225-9448 and providing the passcode “Wyndham”. Listeners are urged to call at least five minutes prior to the scheduled start time. An archive of this webcast will be available on the website beginning at noon ET on February 15, 2024. A telephone replay will be available for approximately ten days beginning at noon ET on February 15, 2024 at 800 839-9719.
Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. The Company uses these measures internally to assess its operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this press release.
About Wyndham Hotels & Resorts
Wyndham Hotels & Resorts (NYSE: WH) is the world’s largest hotel franchising company by the number of properties, with approximately 9,200 hotels across over 95 countries on six continents. Through its network of approximately 872,000 rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 24 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, Hawthorn Suites®, Trademark Collection® and Wyndham®. The Company’s award-winning Wyndham Rewards loyalty program offers over 106 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally. For more information, visit https://investor.wyndhamhotels.com. The Company may use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Disclosures of this nature will be included on the Company’s website in the Investors section, which can currently be accessed at www.investor.wyndhamhotels.com. Accordingly, investors should monitor this section of the Company’s website in addition to following the Company’s press releases, filings submitted with the Securities and Exchange Commission and any public conference calls or webcasts.
For information related to Choice Hotels' hostile offer, please visit www.staywyndham.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements related to the Company’s current views and expectations with respect to its future performance and operations, including revenues, earnings, cash flow and other financial and operating measures, share repurchases and dividends and restructuring charges. The Company claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements (other than with respect to statements made in connection with the unsolicited exchange offer by Choice to acquire all outstanding shares of our common stock (the “Exchange Offer”)). Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” "objective," “estimate,” “projection” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, factors relating to the Exchange Offer, including actions taken by Choice in connection with such offer, actions taken by Wyndham or its stockholders in respect of the Exchange Offer or other actions or developments involving Choice, such as a potential proxy contest, the completion or failure to complete the Exchange Offer, the effects of such offer on our business, such as the cost, loss of time and disruption; general economic conditions, including inflation, higher interest rates and potential recessionary pressures; global or regional health crises or pandemics (such as the COVID-19 pandemic) including the resulting impact on the Company’s business operations, financial results, cash flows and liquidity, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; the Company’s relationships with franchisees; the impact of war, terrorist activity, political instability or political strife, including the ongoing conflicts between Russia and Ukraine and between Israel and Hamas; the Company’s ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to the Company’s ability to obtain financing and the terms of such financing, including access to liquidity and capital; and the Company’s ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.
# # #

Contacts Investors: Matt Capuzzi Senior Vice President, Investor Relations 973 753-6453 ir@wyndham.com	Media: Maire Griffin Senior Vice President, Global Communications 973 753-6590 WyndhamHotelsNews@wyndham.com

Table 1
WYNDHAM HOTELS & RESORTS
INCOME STATEMENT
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenues
Royalties and franchise fees	$117	$118	$532	$512
Marketing, reservation and loyalty	133	128	578	544
Management and other fees	3	3	14	57
License and other fees	29	26	112	100
Other	38	35	148	141
Fee-related and other revenues	320	310	1,384	1,354
Cost reimbursements	1	24	13	144
Net revenues	321	334	1,397	1,498

Expenses
Marketing, reservation and loyalty	124	140	569	524
Operating	30	22	94	106
General and administrative	37	35	130	123
Cost reimbursements	1	24	13	144
Depreciation and amortization	20	19	76	77
Transaction-related	5	—	11	—
Separation-related	—	1	1	1
Gain on asset sale, net	—	—	—	(35)
Total expenses	217	241	894	940

Operating income	104	93	503	558
Interest expense, net	29	21	102	80
Early extinguishment of debt	—	—	3	2

Income before income taxes	75	72	398	476
Provision for income taxes	25	16	109	121
Net income	$50	$56	$289	$355

Earnings per share
Basic	$0.61	$0.64	$3.43	$3.93
Diluted	0.60	0.63	3.41	3.91

Weighted average shares outstanding
Basic	82.0	87.8	84.4	90.3
Diluted	82.6	88.3	84.9	90.8

Table 2
WYNDHAM HOTELS & RESORTS
HISTORICAL REVENUE AND ADJUSTED EBITDA BY SEGMENT

The reportable segments presented below represent our operating segments for which separate financial information is available and is utilized on a regular basis by our chief operating decision maker to assess performance and allocate resources. In identifying our reportable segments, we also consider the nature of services provided by our operating segments. Management evaluates the operating results of each of our reportable segments based upon net revenues and adjusted EBITDA. During the first quarter of 2023, we changed the composition of our reportable segments to reflect the recent changes in our Hotel Management segment, including the sale of our owned assets, the exit of our select-service management business and the exit from substantially all of our U.S. full-service management business. The remaining hotel management business, which is predominately the full-service international managed business, has been aggregated, on a prospective basis, within our Hotel Franchising segment. We believe that adjusted EBITDA is a useful measure of performance for our segments which, when considered with GAAP measures, allows a more complete understanding of our operating performance. We use this measure internally to assess operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Our presentation of adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising (a)
Net revenues
2023	$313	$362	$402	$321	$1,397
2022	272	335	367	303	1,277
2021	209	283	337	270	1,099
Adjusted EBITDA
2023	$164	$175	$215	$173	$727
2022	155	185	201	138	679
2021	105	166	193	128	592

Hotel Management
Net revenues
2023	n/a	n/a	n/a	n/a	n/a
2022	$99	$51	$40	$31	$221
2021	94	123	126	122	466
Adjusted EBITDA
2023	n/a	n/a	n/a	n/a	n/a
2022	$20	$6	$7	$4	$37
2021	5	16	16	19	57

Corporate and Other
Net revenues
2023	$—	$—	$—	$—	$—
2022	—	—	—	—	—
2021	—	—	—	—	—
Adjusted EBITDA
2023	$(17)	$(17)	$(15)	$(19)	$(68)
2022	(16)	(16)	(17)	(16)	(66)
2021	(13)	(14)	(15)	(16)	(59)

Total Company
Net revenues
2023	$313	$362	$402	$321	$1,397
2022	371	386	407	334	1,498
2021	303	406	463	392	1,565
Net income
2023	$67	$70	$103	$50	$289
2022	106	92	101	56	355
2021	24	68	103	48	244
Adjusted EBITDA
2023	$147	$158	$200	$154	$659
2022	159	175	191	126	650
2021	97	168	194	131	590

NOTE: Amounts include the results of the Company's Wyndham Grand Bonnet Creek Resort and Wyndham Grand Rio Mar Resort, which were sold in March 2022 and May 2022, respectively, and its select-service management business, which was exited in March 2022, through their sale/exit dates. Amounts may not add across due to rounding. See Table 7 for reconciliations of Total Company non-GAAP measures and Table 9 for definitions.
(a)    For 2023, the Hotel Franchising segment includes the former Hotel Management segment, which is primarily comprised of the Company's remaining full-service management business.

Table 3
WYNDHAM HOTELS & RESORTS
CONDENSED CASH FLOWS
(In millions)
(Unaudited)

	Year Ended December 31,
	2023	2022
Operating activities
Net income	$289	$355
Depreciation and amortization	76	77
Deferred income taxes	(17)	(39)
Gain on asset sale, net	—	(35)
Payments of development advance notes, net	(72)	(48)
Working capital and other, net	100	89
Net cash provided by operating activities	376	399
Investing activities
Property and equipment additions	(37)	(39)
Proceeds from asset sales, net (a)	—	263
Acquisition of hotel brand	—	(44)
Other, net	(29)	(1)
Net cash (used in)/provided by investing activities	(66)	179
Financing activities
Proceeds from long-term debt	1,378	400
Payments of long-term debt	(1,245)	(404)
Dividends to shareholders	(118)	(116)
Repurchases of common stock	(393)	(448)
Other, net	(24)	(16)
Net cash used in financing activities	(402)	(584)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(3)	(4)
Net decrease in cash, cash equivalents and restricted cash	(95)	(10)
Cash, cash equivalents and restricted cash, beginning of period	161	171
Cash, cash equivalents and restricted cash, end of period	$66	$161

Free Cash Flow:

	Year Ended December 31,
	2023	2022
Net cash provided by operating activities (b)	$376	$399
Less: Property and equipment additions	(37)	(39)
Free cash flow	$339	$360

(a)    Includes proceeds of $179 million, net of transaction costs, received from the Company's sales of the Wyndham Grand Bonnet Creek Resort and the Wyndham Grand Rio Mar Resort and $84 million of proceeds from CorePoint Lodging related to the Company's exit of its select-service management business.
(b)    The year-over-year comparability is impacted by the absence of $13 million due to the exit of the select-service management business and owned hotels. Excluding which, free cash flow decreased $8 million as higher cash earnings were offset by $24 million of incremental development advances and $22 million of higher interest expense.

Table 4
WYNDHAM HOTELS & RESORTS
BALANCE SHEET SUMMARY AND DEBT
(In millions)
(Unaudited)

		As of December 31, 2023	As of December 31, 2022
Assets
Cash and cash equivalents		$66	$161
Trade receivables, net		241	234
Property and equipment, net		88	99
Goodwill and intangible assets, net		3,104	3,131
Other current and non-current assets		534	498
Total assets		$4,033	$4,123

Liabilities and stockholders' equity
Total debt		$2,201	$2,077
Other current liabilities		422	386
Deferred income tax liabilities		325	345
Other non-current liabilities		339	353
Total liabilities		3,287	3,161
Total stockholders' equity		746	962
Total liabilities and stockholders' equity		$4,033	$4,123

Our outstanding debt was as follows:
	Weighted Average Interest Rate (a)	As of December 31, 2023	As of December 31, 2022

$750 million revolving credit facility (due April 2027)	7.2%	$160	$—
$400 million term loan A (due April 2027)	7.2%	384	399
$1.6 billion term loan B (due May 2025)		—	1,139
$1.1 billion term loan B (due May 2030)	4.1%	1,123	—
$500 million 4.375% senior unsecured notes (due August 2028)	4.4%	495	494
Finance leases	4.5%	39	45
Total debt	4.9%	2,201	2,077
Cash and cash equivalents		66	161
Net debt		$2,135	$1,916
Net debt leverage ratio		3.2x	2.9x

(a)    Represents weighted average interest rates for the fourth quarter 2023, including the effects from hedging.

Our outstanding debt as of December 31, 2023 matures as follows:
Amount
Within 1 year	$37
Between 1 and 2 years	45
Between 2 and 3 years	48
Between 3 and 4 years	485
Between 4 and 5 years	514
Thereafter	1,072
Total	$2,201

Table 5
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Year Ended December 31,
	2023	2022	Change	% Change
Beginning Room Count (January 1)
United States	493,800	490,600	3,200	1%
International	348,700	319,500	29,200	9
Global	842,500	810,100	32,400	4

Additions
United States	26,700	26,700	—	—
International	39,300	43,700	(4,400)	(10)
Global	66,000	70,400	(4,400)	(6)

Deletions
United States	(22,900)	(23,500)	600	3
International	(13,800)	(14,500)	700	5
Global	(36,700)	(38,000)	1,300	3

Ending Room Count (December 31)
United States	497,600	493,800	3,800	1
International	374,200	348,700	25,500	7
Global	871,800	842,500	29,300	3%

	As of December 31,				FY 2023 Royalty Contribution
	2023	2022	Change	% Change
System Size
United States
Economy	230,800	235,800	(5,000)	(2%)
Midscale and Upper Midscale	247,600	239,000	8,600	4
Upscale and Above	19,200	19,000	200	1
Total United States	497,600	493,800	3,800	1%	80

International
Greater China	171,100	161,100	10,000	6%	3
Rest of Asia Pacific	34,600	30,400	4,200	14	2
Europe, the Middle East and Africa	88,700	79,200	9,500	12	7
Canada	39,900	39,500	400	1	5
Latin America	39,900	38,500	1,400	4	3
Total International	374,200	348,700	25,500	7%	20

Global	871,800	842,500	29,300	3%	100%

Table 5 (continued)
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Three Months Ended December 31, 2023	Constant Currency % Change (a)
Regional RevPAR Growth
United States
Economy	$35.83	(7%)
Midscale and Upper Midscale	49.47	(4)
Upscale and Above	89.85	5
Total United States	$44.06	(4%)

International
Greater China	$16.58	44%
Rest of Asia Pacific	33.28	2
Europe, the Middle East and Africa	52.15	5
Canada	44.75	4
Latin America	43.91	(12)
Total International	$32.12	7%

Global	$38.90	(1%)

	Three Months Ended December 31,
	2023	2022	% Change
Average Royalty Rate
United States	4.6%	4.6%	—
International	2.3%	2.0%	30 bps
Global	3.8%	3.8%	—

	Year Ended December 31, 2023	Constant Currency % Change (a)
Regional RevPAR Growth
United States
Economy	$41.76	(2%)
Midscale and Upper Midscale	56.27	—
Upscale and Above	97.14	4
Total United States	$50.42	(1%)

International
Greater China	$16.76	33%
Rest of Asia Pacific	32.58	15
Europe, the Middle East and Africa	52.02	21
Canada	54.35	12
Latin America	44.53	15
Total International	$33.21	21%

Global	$43.10	5%

	Year Ended December 31,
	2023	2022	% Change
Average Royalty Rate
United States	4.6%	4.6%	—
International	2.4%	2.1%	30 bps
Global	3.9%	3.9%	—

(a)     International and global excludes the impact of currency exchange movements.

Table 6
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR AND ROOMS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising (a)
Global RevPAR
2023	$37.20	$46.47	$49.71	$38.90	$43.10
2022	$33.08	$43.74	$48.61	$39.18	$41.23
2021	$24.02	$35.69	$44.67	$34.77	$34.85
U.S. RevPAR
2023	$43.84	$55.26	$58.46	$44.06	$50.42
2022	$41.01	$54.70	$58.45	$45.49	$50.00
2021	$29.68	$46.99	$56.38	$42.45	$43.95
International RevPAR
2023	$27.99	$34.44	$38.05	$32.12	$33.21
2022	$21.05	$26.80	$33.90	$30.16	$28.11
2021	$15.26	$18.21	$26.62	$23.13	$20.86
Global Rooms (b)
2023	844,800	851,500	858,000	871,800	871,800
2022	793,200	799,200	816,300	827,100	827,100
2021	748,700	752,500	758,600	769,400	769,400
U.S. Rooms
2023	494,400	495,100	495,700	497,600	497,600
2022	486,600	487,600	488,100	493,500	493,500
2021	452,500	454,200	458,000	465,100	465,100
International Rooms (b)
2023	350,400	356,400	362,300	374,200	374,200
2022	306,600	311,600	328,200	333,600	333,600
2021	296,200	298,300	300,600	304,300	304,300

Hotel Management
Global RevPAR
2023	n/a	n/a	n/a	n/a	n/a
2022	$56.55	$65.13	$71.54	$68.04	$64.07
2021	$38.17	$56.08	$64.63	$57.57	$53.81
U.S. RevPAR
2023	n/a	n/a	n/a	n/a	n/a
2022	$69.92	$135.35	$126.34	$98.28	$92.66
2021	$42.89	$67.42	$78.27	$66.77	$63.20
International RevPAR
2023	n/a	n/a	n/a	n/a	n/a
2022	$40.26	$40.89	$53.57	$59.49	$48.61
2021	$27.12	$31.20	$37.53	$40.96	$34.31
Global Rooms
2023	n/a	n/a	n/a	n/a	n/a
2022	20,100	19,700	19,700	15,400	15,400
2021	48,500	45,500	44,000	40,700	40,700
U.S. Rooms
2023	n/a	n/a	n/a	n/a	n/a
2022	5,300	4,800	4,800	300	300
2021	33,500	30,600	28,800	25,500	25,500
International Rooms
2023	n/a	n/a	n/a	n/a	n/a
2022	14,800	14,900	14,900	15,100	15,100
2021	15,000	14,900	15,200	15,200	15,200

Table 6 (continued)
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR AND ROOMS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total System
Global RevPAR
2023	$37.20	$46.47	$49.71	$38.90	$43.10
2022	$34.06	$44.28	$49.17	$39.86	$41.88
2021	$24.90	$36.92	$45.80	$35.99	$35.95
U.S. RevPAR
2023	$43.84	$55.26	$58.46	$44.06	$50.42
2022	$42.11	$55.57	$59.15	$45.96	$50.72
2021	$30.62	$48.37	$57.73	$43.84	$45.19
International RevPAR
2023	$27.99	$34.44	$38.05	$32.12	$33.21
2022	$21.95	$27.46	$34.79	$31.44	$29.05
2021	$15.83	$18.84	$27.15	$23.99	$21.52
Global Rooms (b)
2023	844,800	851,500	858,000	871,800	871,800
2022	813,300	818,900	836,000	842,500	842,500
2021	797,200	798,000	802,600	810,100	810,100
U.S. Rooms
2023	494,400	495,100	495,700	497,600	497,600
2022	491,900	492,400	492,900	493,800	493,800
2021	486,000	484,800	486,800	490,600	490,600
International Rooms (b)
2023	350,400	356,400	362,300	374,200	374,200
2022	321,400	326,500	343,100	348,700	348,700
2021	311,200	313,200	315,800	319,500	319,500

NOTE: Amounts may not foot due to rounding. Results reflect the reclassification of rooms from the Hotel Management segment to the Hotel Franchising segment related to the CorePoint Lodging asset sales, including approximately 19,000 rooms in first quarter 2022.
(a)    For 2023, the Hotel Franchising segment includes the former Hotel Management segment, which is primarily comprised of the Company's remaining full-service management business.
(b)    Includes 6,400 Vienna House rooms acquired in the third quarter of 2022.

Table 7
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions)

The tables below reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors’ understanding of the overall impact of such adjustments. We believe that adjusted EBITDA, adjusted net income and adjusted EPS financial measures provide useful information to investors about us and our financial condition and results of operations because these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. These measures also assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. These non-GAAP reconciliation tables should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2023
Net income	$67	$70	$103	$50	$289
Provision for income taxes	24	26	33	25	109
Depreciation and amortization	19	19	19	20	76
Interest expense, net	22	24	27	29	102
Early extinguishment of debt (a)	—	3	—	—	3
Stock-based compensation	9	9	10	11	39
Development advance notes amortization	3	4	4	5	15
Transaction-related (b)	—	4	1	5	11
Separation-related (c)	2	(2)	—	—	1
Foreign currency impact of highly inflationary countries (d)	1	1	3	9	14
Adjusted EBITDA	$147	$158	$200	$154	$659

2022
Net income	$106	$92	$101	$56	$355
Provision for income taxes	34	31	38	16	121
Depreciation and amortization	24	17	18	19	77
Interest expense, net	20	20	21	21	80
Early extinguishment of debt (a)	—	2	—	—	2
Stock-based compensation	8	9	8	8	33
Development advance notes amortization	3	3	3	3	12
(Gain)/loss on asset sale, net (e)	(36)	1	—	—	(35)
Separation-related (c)	—	(1)	1	1	1
Foreign currency impact of highly inflationary countries (d)	—	1	1	2	4
Adjusted EBITDA	$159	$175	$191	$126	$650

2021
Net income	$24	$68	$103	$48	$244
Provision for income taxes	11	25	36	19	91
Depreciation and amortization	24	24	23	25	95
Interest expense, net	28	22	22	22	93
Early extinguishment of debt (a)	—	18	—	—	18
Stock-based compensation	5	8	7	8	28
Development advance notes amortization	2	2	3	3	11
Impairments, net (f)	—	—	—	6	6
Separation-related (c)	2	1	—	—	3
Foreign currency impact of highly inflationary countries (d)	1	—	—	—	1
Adjusted EBITDA	$97	$168	$194	$131	$590

NOTE: Amounts may not add due to rounding.
(a)    Amount in 2023 relates to non-cash charges associated with the Company's refinancing of its term loan B. Amount in 2022 relates to non-cash charges associated with the Company’s extension of its revolving credit facility and the prepayment of $400 million of its term loan B. Amount in 2021 relates to the redemption premium and non-cash expenses associated with the early redemption of the Company's 5.375% senior unsecured notes.
(b)    Represents costs related to corporate transactions, including Choice Hotels' unsolicited offer.
(c)    Represents costs associated with the Company's spin-off from Wyndham Worldwide.
(d)    Relates to the foreign currency impact from hyper-inflation, primarily in Argentina, which is reflected in operating expenses on the income statement.
(e)    Represents (gain)/loss on sales of the Company's owned hotels, the Wyndham Grand Bonnet Creek Resort and Wyndham Grand Rio Mar.
(f)    Represents a non-cash charge to reduce the carrying values of the Company's owned hotels long-lived assets to their fair value in connection with the Company's Board approval of a plan to sell these assets in 2022.

Table 7 (continued)
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Diluted earnings per share	$0.60	$0.63	$3.41	$3.91

Net income	$50	$56	$289	$355

Adjustments:
Acquisition-related amortization expense (a)	7	6	27	31
Foreign currency impact of highly inflationary countries	9	2	14	4
Transaction-related	5	—	11	—
Early extinguishment of debt	—	—	3	2
Separation-related	—	1	1	1
Gain on asset sale, net	—	—	—	(35)
Total adjustments before tax	21	9	56	3
Income tax provision/(benefit) (b)	(4)	1	4	(2)
Total adjustments after tax	25	8	52	5
Adjusted net income	$75	$64	$341	$360
Adjustments - EPS impact	0.31	0.09	0.60	0.05
Adjusted diluted EPS	$0.91	$0.72	$4.01	$3.96

Diluted weighted average shares outstanding	82.6	88.3	84.9	90.8

(a)    Reflected in depreciation and amortization on the income statement.
(b)    Reflects the estimated tax effects of the adjustments. The 2023 amounts include a foreign tax assessment impacting years 2017, 2018 and 2019.

Table 8
WYNDHAM HOTELS & RESORTS
2024 OUTLOOK
As of February 14, 2024
(In millions, except per share data)

2024 Outlook (a)
Fee-related and other revenues	$1,430 – 1,460
Adjusted EBITDA	690 – 700
Depreciation and amortization expense	46 – 48
Development advance notes amortization expense	23 – 25
Stock-based compensation expense	43 – 45
Interest expense, net	118 – 120
Adjusted income before income taxes	454 – 468
Income tax expense (b)	114 – 117
Adjusted net income	$341 – 351

Adjusted diluted EPS	$4.11 – 4.23

Diluted shares (c)	83.0

Capital expenditures	Approx. $40
Development advance notes	Approx. $90

Free cash flow conversion rate	~60%

Year-over-Year Growth
Global RevPAR	2% – 3%
Number of rooms	3% – 4%

NOTE: Outlook for adjusted EBITDA, adjusted net income, adjusted diluted EPS and free cash flow conversion rate excludes all expenses and cash outlays associated with the unsolicited offer by Choice Hotels, which are currently anticipated to approximate $75 million before taxes.
(a)    Year-over-year growth rates for adjusted EBITDA, adjusted net income and adjusted diluted EPS are not comparable due to full-year 2023 marketing fund revenues exceeding expenses by $9 million (before taxes), which substantially completed the recovery of the $49 million support the Company provided to its owners during COVID.
(b)    Outlook assumes an effective tax rate of approximately 25%.
(c)    Excludes the impact of any share repurchases after December 31, 2023.

In determining adjusted EBITDA, interest expense, net, adjusted income before income taxes, adjusted net income, adjusted diluted EPS and free cash flow conversion rate, we exclude certain items which are otherwise included in determining the comparable GAAP financial measures. We are providing these measures on a non-GAAP basis only because, without unreasonable efforts, we are unable to predict with reasonable certainty the occurrence or amount of all the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.

Table 9
WYNDHAM HOTELS & RESORTS
DEFINITIONS

Adjusted Net Income and Adjusted Diluted EPS: Represents net income/(loss) and diluted earnings/(loss) per share excluding acquisition-related amortization, impairment charges, restructuring and related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales and foreign currency impacts of highly inflationary countries. The Company calculates the income tax effect of the adjustments using an estimated effective tax rate applicable to each adjustment.
Adjusted EBITDA: Represents net income/(loss) excluding net interest expense, depreciation and amortization, early extinguishment of debt charges, impairment charges, restructuring and related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales, foreign currency impacts of highly inflationary countries, stock-based compensation expense, income taxes and development advance notes amortization. Adjusted EBITDA is a financial measure that is not recognized under U.S. GAAP and should not be considered as an alternative to net income/(loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Comparable Basis: For 2023, represents a comparison eliminating the contribution from the Company's owned hotels and select-service management business - both of which were exited in the first half of 2022, as well as the variability in its marketing funds due to the recovery of the COVID support that the Company provided to its owners during 2020. For 2024, represents a comparison eliminating the year-over-year variability of the Company's marketing funds.
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).
Free Cash Flow: For 2023, represents net cash provided by operating activities less capital expenditures. For 2024, the Company’s definition of free cash flow was modified to reflect the add back of development advances as such outflows represent capital deployment into the business. The Company believes free cash flow to be a useful operating performance measure to it and investors. This measure helps the Company and investors evaluate its ability to generate cash beyond what is needed to fund capital expenditures, debt service and other obligations. Notwithstanding cash on hand and incremental borrowing capacity, free cash flow reflects the Company’s ability to grow its business through investments and acquisitions, as well as its ability to return cash to shareholders through dividends and share repurchases or even to delever. Free cash flow is not a representation of how the Company will use excess cash. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Hotels is that free cash flow does not represent the total cash movement for the period as detailed in the condensed consolidated statement of cash flows.
Free Cash Flow Conversion Rate: Represents the percentage of adjusted EBITDA that is converted to free cash flow and provides insights into how efficiently the Company is able to turn profits into cash available for use, such as for investments, debt reduction, dividends or share repurchases.
Net Debt Leverage Ratio: Calculated by dividing total debt less cash and cash equivalents by trailing twelve months adjusted EBITDA.
Number of Rooms: Represents the number of rooms at the end of the period which are (i) either under franchise and/or management agreements or Company-owned and (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR.
Royalty Rate: Represents the average royalty rate earned on our franchised properties and is calculated by dividing total royalties, excluding the impact of amortization of development advance notes, by total room revenues.